Exhibit 99.1

Flywire Reports Second Quarter 2021 Financial Results

Revenue Increased 56% Year-over-Year

Revenue Less Ancillary Services Increased 77% Year-over-Year

Total Payment Volume was $1.9 Billion, up 85% Year-over-Year

Company Provides Fiscal-Year 2021 Outlook

Boston, MA - August 10, 2021: Flywire Corporation (Nasdaq: FLYW) (“the Company”) a global payments enablement and software company, today reported financial results for its second quarter of 2021.

“I am pleased to report that we generated strong second quarter results, our first in our journey as a publicly traded company,” said Mike Massaro, CEO of Flywire. “We believe our performance, as highlighted by our revenue growth, continues to demonstrate the demand for digital payments solutions and our ability to help our clients get paid and help their customers pay with ease from anywhere in the world. Additionally, in Q2 we saw positive growth trends with new client acquisition across our key verticals of education, healthcare, travel and B2B, as well as increased adoption of our solutions with current clients.”

Second Quarter 2021 Financial Highlights:

GAAP Results

•	Revenue increased 56% to $37.0 million in the second quarter of 2021, compared to $23.8 million in the second quarter of 2020.

•	Gross margin increased 11.6% in absolute terms to 60.8% in the second quarter of 2021, compared to 49.2%in the second quarter of 2020.

•

Net loss was $18.1 million in the second quarter of 2021, compared to $16.0 million in the second quarter of 2020. The increase in the Company’s net loss was primarily due to the revaluation of our preferred stock warrants resulting in a non-cash charge of $9.8 million during the second quarter of 2021 due to the initial public offering in May 2021.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 85% to $1.9 billion in the second quarter of 2021, compared to $1.0 billion in the second quarter of 2020.

•	Revenue Less Ancillary Services increased 77% to $33.0 million in the second quarter of 2021, compared to $18.6 million in the second quarter of 2020.

•	Adjusted Gross Margin increased 5.3% in absolute terms to 68.2% in the second quarter of 2021, compared to 62.9% in the second quarter of 2020.

•	Adjusted EBITDA was $(0.1) in the second quarter of 2021, compared to $(7.0) million in the second quarter of 2020.

Fiscal-Year 2021 Outlook:

Based on information available as of August 10, 2021, for fiscal year 2021 Flywire expects the following:

•	Revenue of $173 to $178 million

•	Revenue Less Ancillary Services of $158 to $161 million

•	Adjusted EBITDA of $4 to $6 million*

*Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s stock.

Conference Call

The Company will host a conference call to discuss second quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures table

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

We use supplemental measures of our performance which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents our consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. We exclude these amounts to arrive at this supplemental non-GAAP financial measure as we view these services as ancillary to the primary services we provide to our clients.

•

Adjusted Gross Margin. Adjusted gross margin represents adjusted gross profit divided by Revenue Less Ancillary Services. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services and (ii) offset marketing fees against costs incurred. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of our payment-related services, which are the primary services we provide to our clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) the impact from the change in fair value measurement of our preferred stock warrants, (iv) other income (expense), net, (v) acquisition related transaction costs, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of our business.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin or net loss prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. We encourage you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented . In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted

GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s stock.

About Flywire

Flywire Corporation (Nasdaq: FLYW) is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports over 2,400 clients with diverse payment methods in more than 130 currencies across 240 countries and territories around the world. The company is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted

EBITDA. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: political, economic, legal, social and health risks, including the recent COVID-19 pandemic and subsequent public health measures that may affect Flywire’s business or the global economy; beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new B2B sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Prospectus dated May 25, 2021, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, expected to be filed with the SEC in the third quarter of 2021. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Investor Relations:

ICR

flywireir@icrinc.com

Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$36,976	$23,757	$81,967	$56,466
Costs and operating expenses:
Payment processing services costs	13,122	10,868	29,213	22,477
Technology and development	6,929	6,378	14,451	11,726
Selling and marketing	10,906	8,125	22,837	16,702
General and administrative	13,578	13,548	29,491	23,813

Total costs and operating expenses	44,535	38,919	95,992	74,718

Loss from operations	(7,559)	(15,162)	(14,025)	(18,252)

Other income (expense):
Interest expense	(629)	(679)	(1,250)	(1,276)
Change in fair value of preferred stock warrant liability	(9,803)	9	(10,758)	(254)
Other income (expense), net	118	107	(294)	76

Total other expenses, net	(10,314)	(563)	(12,302)	(1,454)

Loss before provision for income taxes	(17,873)	(15,725)	(26,327)	(19,706)
(Benefit from) provision for income taxes	273	272	471	(7,409)

Net loss	(18,146)	(15,997)	(26,798)	(12,297)
Foreign currency translation adjustment	(76)	(173)	263	(273)

Comprehensive loss	$(18,222)	$(16,170)	$(26,535)	$(12,570)

Net loss attributable to common stockholders – basic and diluted	$(18,154)	$(16,001)	$(26,811)	$(12,303)

Net loss per share attributable to common stockholders – basic and diluted	$(0.35)	$(0.87)	$(0.73)	$(0.69)

Weighted average common shares outstanding – basic and diluted	52,496,862	18,327,639	36,886,657	17,919,721

Unaudited Condensed Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$412,026	$104,052
Restricted cash	5,000	5,000
Accounts receivable, net of allowance for doubtful accounts of $167 and $496, respectively	11,621	11,573
Unbilled receivables	1,006	1,698
Funds receivable from payment partners	17,025	22,481
Prepaid expenses and other current assets	10,821	3,754

Total current assets	457,499	148,558
Property and equipment, net	7,536	5,101
Intangible assets, net	65,033	68,211
Goodwill	44,656	44,650
Other assets	5,365	4,922

Total assets	$580,089	$271,442

Liabilities, Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,454	$5,436
Funds payable to clients	45,511	59,986
Accrued expenses and other current liabilities	14,084	14,991
Deferred revenue	836	1,227
Contingent consideration	7,079	6,740

Total current liabilities	77,964	88,380
Deferred tax liabilities	663	481
Contingent consideration, net of current portion	—	5,760
Preferred stock warrant liability	—	1,932
Long-term debt	24,447	24,352
Other liabilities	2,037	2,129

Total liabilities	105,111	123,034

Commitments and contingencies (Note 14)
Convertible preferred stock (Series A, B, B1, B1-NV, C and D), $0.0001 par value; 0 and 62,915,394 shares authorized at June 30, 2021 and December 31, 2020, respectively; 0 and 54,208,461 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $110,716 at June 30, 2021 and December 31, 2020, respectively	—	110,401
Redeemable convertible preferred stock (Series E-1, E-2, F-1 and F-2), $0.0001 par value; 0 and 16,023,132 shares authorized at June 30, 2021 and December 31, 2020, respectively; 0 and 11,239,920 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $150,000, respectively at June 30, 2021 and December 31, 2020	—	119,769

Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value; 0 and 10,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; and none issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 and 146,898,270 shares authorized as of June 30, 2021 and December 31, 2020, respectively, 100,995,903 shares issued and 98,678,181 shares outstanding as of June 30, 2021; 22,240,872 shares issued and 19,923,150 shares outstanding as of December 31, 2020	10	2
Non-voting common stock, $0.0001 par value;10,000,000 and 0 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 5,988,378 and 0 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	—
Treasury Stock, 2,317,722 shares as of June 30, 2021 and December 31, 2020, held at cost	(748)	(748)
Additional paid-in capital	600,236	16,970
Accumulated other comprehensive income (loss)	49	(214)
Accumulated (deficit)	(124,570)	(97,772)

Total stockholders’ equity (deficit)	474,978	(81,762)

Total liabilities, convertible preferred stock, redeemable convertible preferred stock and stockholders’ (deficit) equity	$580,089	$271,442

Unaudited Condensed Consolidated Statement of Cash Flows

(Amounts in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(26,798)	$(12,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,305	3,263
Stock-based compensation expense	12,760	1,824
Amortization of deferred contract costs	105	105
Change in fair value of preferred stock warrant liability	10,758	254
Change in fair value of contingent consideration	1,591	3,702
Deferred tax provision	137	(8,538)
Bad debt expense	80	237
Non-cash interest expense	100	145
Other	97	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(128)	(1,971)
Unbilled receivables	692	780
Funds receivable from payment partners	5,456	5,648
Prepaid expenses and other assets	(7,817)	(3,210)
Funds payable to customers	(14,475)	(29,990)
Accounts payable, accrued expenses and other current liabilities	3,097	650
Contingent consideration	(3,212)	(693)
Other liabilities	135	(133)
Deferred revenue	(436)	(385)

Net cash used in operating activities	(13,553)	(40,609)

Cash flows from investing activities:
Purchases of property and equipment	(3,463)	(1,261)
Asset acquisition, net of cash acquired	(119)	—
Acquisition of businesses, net of cash acquired	—	(79,401)

Net cash used in investing activities	(3,582)	(80,662)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	268,694	—
Payment of costs related to initial public offering	(3,845)	—
Proceeds from issuance of long-term debt	—	4,167
Payment of long-term debt issuance costs	—	(172)
Payment of long-term debt	—	(4,167)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	59,735	119,755
Proceeds from exercise of warrants	294	—
Contingent consideration paid for acquisitions	(3,800)	(1,307)
Proceeds from exercise of stock options	3,792	520

Net cash provided by financing activities	324,870	118,796

Effect of exchange rates changes on cash and cash equivalents	239	(428)

Net (decrease) increase in cash, cash equivalents and restricted cash	307,974	(2,903)
Cash, cash equivalents and restricted cash, beginning of period	109,052	86,027

Cash, cash equivalents and restricted cash, end of period	$417,026	$83,124

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
(In Millions, Except for Gross Margin and Adjusted Gross Margin)	2021	2020	2021	2020
Revenue	$37.0	$23.8	$82.0	$56.5
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(3.9)	(5.2)	(8.4)	(8.1)
Marketing fees	(0.1)	—	(0.4)	(0.4)

Revenue Less Ancillary Services	$33.0	$18.6	73.2	$48.0

Payment processing services costs	13.1	10.9	29.2	22.5
Hosting and amortization costs within technology and development expenses	1.4	1.2	2.7	2.2
Adjusted to:
Exclude printing and mailing costs	(3.9)	(5.2)	(8.4)	(8.1)
Offset marketing fees against related costs	(0.1)	—	(0.4)	(0.4)

Costs of revenue less ancillary services	$10.5	$6.9	$23.1	$16.2
Gross Profit	$22.5	$11.7	$50.1	$31.8
Gross Margin	60.8%	49.2%	61.1%	56.3%

Adjusted Gross Profit	$22.5	$11.7	$50.1	$31.8
Adjusted Gross Margin	68.2%	62.9%	68.4%	66.3%

	Three Months Ended June 30,		Six Months Ended June 30,
(In Millions)	2021	2020	2021	2020
Net (loss)	$(18.1)	$(16.0)	$(26.8)	$(12.3)
Interest expense	0.7	0.7	1.3	1.3
Provision for (benefit from) income taxes	0.3	0.3	0.5	(7.4)
Depreciation and amortization	2.2	1.7	4.3	3.2

EBITDA	(14.9)	(13.3)	(20.7)	(15.2)
Stock-based compensation expense	2.4	1.0	12.8	1.8
Change in fair value of contingent consideration	1.6	4.0	1.6	3.7
Change in fair value of preferred stock warrant liability	9.8	—	10.8	0.3
Other (income) expense, net	(0.1)	(0.1)	0.3	(0.1)
Acquisition related transaction costs	—	—	—	1.3
Acquisition related employee retention costs	1.1	1.4	2.1	2.1

Adjusted EBITDA	$(0.1)	$(7.0)	$6.9	$(6.1)

Reconciliation of Revenue to Revenue less Ancillary Services Guidance

(Amounts in millions)

	Full year 2021 Guidance
	Low	High
Revenue	$173.0	$178.0
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(14.0)	(16.0)
Marketing fees	(1.0)	(1.0)

Revenue Less Ancillary Services	$158.0	$161.0